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As filed with the Securities and Exchange Commission on September 6, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4316614 (I.R.S. Employer Identification Number)

One Edwards Way
Irvine, California 92614
Telephone: (949) 250-2500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Aimee S. Weisner
Corporate Vice President and General Counsel
Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614
Telephone: (949) 250-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
John-Paul Motley O'Melveny & Myers LLP 400 S. Hope Street Los Angeles, California 90071 Telephone: (213) 430-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $1.00 per share

Preferred Stock, par value $0.01 per share

Depositary Shares(3)

Debt Securities

Warrants

Purchase Contracts

Units

Total

(1)
Omitted pursuant to General Instruction II.E to Form S-3 under the Securities Act of 1933 (the "Securities Act"). An unspecified and indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered for possible offering in primary offerings from time to time at indeterminate prices. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, offering by the registrant of the securities registered hereby. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. Securities may be denominated in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee.

(3)
Depositary shares will represent fractional interests in preferred stock registered hereby. No separate consideration will be received for the depositary shares.

PROSPECTUS

EDWARDS LIFESCIENCES CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

        From time to time, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        This prospectus describes some of the general terms that may apply to the offered securities. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. Prospectus supplements may also add, update or change information in this prospectus.

        The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "EW." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

        Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled "Risk Factors" on page 4 of this prospectus and the "Risk Factors" section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus.

        As permitted under the rules of the SEC, this prospectus incorporates important business information about Edwards Lifesciences Corporation that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See "Where You Can Find More Information" and "Information We Incorporate by Reference."

        We are responsible only for the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Information We Incorporate by Reference." You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        References in this prospectus to the terms "we," "us," "our," "the Company" or other similar terms mean Edwards Lifesciences Corporation and its consolidated subsidiaries and "Edwards" means Edwards Lifesciences Corporation, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's website at www.sec.gov. These documents may also be accessed on our website at www.edwards.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and this prospectus does not contain all of the information included in the registration statement. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus.

        We incorporate by reference in this prospectus the following documents and information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed with the SEC on February 28, 2013);

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013 (filed with the SEC on May 6, 2013 and August 6, 2013, respectively);

  •
  our Current Reports on Form 8-K filed with the SEC on March 1, 2013, May 16, 2013, May 17, 2013 (two current reports) and June 18, 2013; and

  •
  the description of our common stock contained in Post-Effective Amendment No. 1 to our Registration Statement on Form 10 (filed with the SEC on April 5, 2000) (File No. 001-15525), and any other amendment or report filed for the purpose of updating such description.

        We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus and prior to the completion of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

        We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Edwards Lifesciences Corporation
Attn: Secretary
One Edwards Way
Irvine, California 92614
Telephone Number: (949) 250-2500

 FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference, contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, among other things, any predictions of earnings, revenues, expenses or other financial items; plans or expectations with respect to development activities, clinical trials or regulatory approvals; any statements of plans, strategies and objectives of management for future operations; any statements concerning our future operations, financial condition and prospects; and any statements of assumptions underlying any of the foregoing. These statements can sometimes be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "estimate," "should," "anticipate," "plan," "goal," "continue," "seek," "pro forma," "forecast," "intend," "guidance," "optimistic," "aspire," "confident," and other forms of these words or similar words or expressions or the negative thereof.

        We caution you that any forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference are not guarantees of future performance and you should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained or incorporated in this prospectus. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.

 EDWARDS LIFESCIENCES CORPORATION

        Edwards Lifesciences Corporation is focused on developing technologies that treat structural heart disease and critically ill patients. A pioneer in the development and commercialization of heart valve products, we are the world's leading manufacturer of tissue heart valves and repair products used to replace or repair a patient's diseased or defective heart valve. We are also a global leader in hemodynamic monitoring systems used to measure a patient's cardiovascular function in the hospital setting.

        The products and technologies we provide to treat advanced cardiovascular disease and critically ill patients are categorized into three main areas: Surgical Heart Valve Therapy; Transcatheter Heart Valves; and Critical Care. Our Surgical Heart Valve Therapy portfolio is comprised primarily of tissue heart valves and heart valve repair products for the surgical replacement or repair of a patient's heart valve. The portfolio also includes a diverse line of cardiac surgery systems used during minimally invasive surgical procedures, and cannulae, embolic protection devices and other products used during cardiopulmonary bypass. Our Transcatheter Heart Valves portfolio includes technologies designed to treat heart valve disease using catheter-based approaches as opposed to open surgical techniques. Our Critical Care products include pulmonary artery catheters, disposable pressure transducers and advanced monitoring systems. Our Critical Care portfolio also includes a line of balloon catheter-based vascular products, surgical clips and inserts.

        Our principal executive offices are located at One Edwards Way, Irvine, California 92614, our telephone number is (949) 250-2500 and our website is www.edwards.com. You should not consider information contained on our website or that can be accessed through our website to be part of this prospectus.

RISK FACTORS

        Investing in any of our securities involves risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risks discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See "Where You Can Find More Information" and "Information We Incorporate by Reference." The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose part of your investment.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for each of the periods indicated.

		Year Ended December 31,
	Six Months Ended June 30, 2013
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	103.5	81.0	81.2	99.9	100.4	23.0

(1)
Our ratio of earnings to fixed charges is computed by dividing, (i) income before income taxes plus fixed charges and distributed income of equity investees, by (ii) fixed charges. Fixed charges consist of interest expense and amortized premiums, discounts and capitalized expenses related to indebtedness.

        There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

        Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

DESCRIPTION OF CAPITAL STOCK

General

        This section summarizes rights of our capital stock, certain provisions of our amended and restated certificate of incorporation (our "certificate of incorporation") and our bylaws, as amended and restated (our "bylaws"), and certain provisions of applicable law. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capitalization

        Our authorized capital stock consists of:

  •
  350,000,000 shares of common stock, with a par value of $1.00 per share; and

  •
  50,000,000 shares of preferred stock, with a par value of $0.01 per share, of which 3,500,000 shares have been designated as "Series A Junior Participating Preferred Stock."

        As of June 30, 2013, 125,383,146 shares of our common stock were issued and 112,179,692 shares of our common stock were outstanding, and no shares of our preferred stock were issued and outstanding. As of June 30, 2013, we also had approximately 8,982,177 shares of our common stock reserved to be issued upon exercise of outstanding stock options and restricted stock units granted to employees and directors.

Common Stock

        The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights with respect to the election of directors. Holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available assets. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any amounts due to any holders of preferred stock. Holders of our common stock have no preemptive or conversion rights. No redemption or sinking fund provisions apply to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue. All of our outstanding shares of common stock are, and all shares of common stock offered hereby will be, when issued, fully paid and non-assessable.

Preferred Stock

        Our board of directors has the authority, without stockholder approval, to issue up to 50,000,000 shares of our preferred stock in one or more series and to determine, with respect to any such series, the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series and the designation thereof.

        Our board of directors can issue, without stockholder approval, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

        As of June 30, 2013, no shares of preferred stock were issued and outstanding. All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

Depositary Shares

        We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, which fraction will be set forth in the applicable prospectus supplement.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will set forth in a prospectus supplement relating to the depositary shares all material terms of the deposit agreement, the depositary shares and the depositary receipts.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaw Provisions

        Our certificate of incorporation and bylaws contain certain provisions that may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions and certain provisions of Delaware law are expected to discourage coercive takeover practices and inadequate takeover bids.

        These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, could deprive stockholders of opportunities to realize takeover premiums for their shares.

        Set forth below is a summary of the relevant provisions of our certificate of incorporation and bylaws and certain applicable sections of the General Corporation Law of the State of Delaware. For additional information we refer you to the provisions of our certificate of incorporation, our bylaws and those sections of the General Corporation Law of the State of Delaware.

Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, Section 203, subject to certain exceptions, prohibits a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such person or entity became an interested stockholder, unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

  •
  at or subsequent to that date of the transaction that resulted in a person or entity becoming an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests. In addition, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to our certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

        In general, Section 203 defines "business combination" as:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

  •
  subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any person that is:

  •
  the owner of 15% or more of the outstanding voting stock of the corporation;

  •
  an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

  •
  an affiliate or associate of the above.

        Our certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Our Board of Directors

        Our certificate of incorporation provides that the number of directors may be fixed from time to time by the board of directors, subject to the rights of holders of shares of any series of preferred stock to elect additional directors under specific circumstances. The size of our board of directors is currently fixed at eight directors. We currently have a classified board that is divided into three classes, with one class of directors being elected at each annual stockholder meeting for a three year term. However, beginning with our 2014 annual meeting of stockholders, successors to the class or classes of directors whose term expires in that year shall be elected for a term expiring at the next annual meeting of stockholders. From and after our 2016 annual meeting of stockholders, a director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders, such that our board of directors will be declassified following our 2016 annual meeting of stockholders. Each elected director holds office until his or her successor is duly elected and qualified, unless he or she resigns, dies, retires or is removed.

        Our certificate of incorporation and bylaws do not authorize cumulative voting with regard to the election of directors.

Removal of Directors; Vacancies

        Our certificate of incorporation provides that, prior to our 2016 annual meeting of stockholders, directors may only be removed from office for cause and only by the affirmative vote of at least a majority of our issued and outstanding shares of capital stock entitled to vote for the election of such director. However, from and after our 2016 annual meeting of stockholders, any director may be removed from office at any time, with or without cause, upon the affirmative vote of at least a majority of our issued and outstanding shares of capital stock entitled to vote for the election of such director.

        Our certificate of incorporation and bylaws provide that any vacancy in our board of directors may be filled only by a majority of the directors then in office, though less than a quorum, or by our sole remaining director. Each director so elected shall hold office until his successor is duly elected and qualified.

Special Meetings of Stockholders

        Our bylaws provide that special meetings of the stockholders for any purpose or purposes may be called only (i) by the chairman of the board of directors and chief executive officer or the secretary, and shall be called by the chairman of the board of directors and chief executive officer or the secretary upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the chairman of the board of directors and chief executive officer or the secretary, signed by a majority of the directors or (ii) by resolution adopted by a majority of our board of directors. Our bylaws limit the business that may be transacted at the special meeting to only those matters relating to the purpose or purposes set forth in the notice of the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominees

        Our bylaws provide that stockholders seeking to make nominations of candidates for election as directors, or to bring other business before an annual or special meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to and received at our principal executive offices not less than 75 days nor more than 100 days prior to the meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the first anniversary date of the preceding year's annual meeting, or in the event of a special meeting of stockholders called for the purpose of electing directors, a stockholder's notice must be delivered to our principal executive offices not later than the close of business on the 10th day following the earlier of the date on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made. Our bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may restrict the ability of our stockholders to bring business before our annual meeting of stockholders or to make nominations for directors at our annual meeting or any special meeting of stockholders.

Blank Check Preferred Stock

        Our certificate of incorporation provides that our board of directors can issue, without stockholder approval, up to 50,000,000 shares of our preferred stock in one or more series and to determine, with respect to any such series, the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series and the designation thereof.

Stockholder Action by Written Consent

        Our certificate of incorporation provides that all actions requiring the vote or consent of stockholders must be taken at a regular or special meeting of stockholders and cannot be taken by written consent without a meeting.

Transfer Agent and Registrar

        Computershare is the transfer agent and registrar for our common stock.

Listing

        Our common stock is listed on the NYSE under the symbol "EW."

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations. Unless otherwise indicated in a prospectus supplement, the debt securities will be exclusively obligations of Edwards and not those of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries.

        The debt securities will be issued under an indenture dated as of September 6, 2013 between us and Wells Fargo Bank, National Association, as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. We have summarized select portions of the indenture below. The summary is not complete and is qualified by reference to the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you.

General

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer's certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:

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  the title and ranking of the debt securities (including the terms of any subordination provisions);

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;

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  whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;

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  the date or dates on which the principal of the securities of the series is payable;

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  the interest rate, if any, and the method for calculating the interest rate;

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  if the trustee in respect of the debt securities is other than Wells Fargo Bank, National Association (or any successor thereto), the identity of the trustee;

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  the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

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  the place or places, if any, in addition to or instead of the Corporate Trust Office of the trustee where the principal of (and premium, if any) and interest on the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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  any mandatory or optional redemption terms;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

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  any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

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  the denominations in which the debt securities will be issued;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

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  if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

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  the designation of the currency, currencies or currency units in which payment of the principal of (and premium, if any) and interest, if any, on the debt securities of the series will be made;

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  if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

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  the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

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  the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

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  any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

        We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a "global debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Certain Covenants

        The following restrictive covenants will apply to each series of debt securities issued under the indenture, unless otherwise specified in the resolutions or supplemental indenture establishing the terms of those debt securities. See "—Certain Definitions" below for the definition of certain of the defined terms used herein.

Limitations on Liens

        We will not, nor will we permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt if such Debt is secured by a Lien upon any Restricted Property or on the capital stock or Debt of any Restricted Subsidiary, without, in any such case, effectively providing that the debt securities will be secured equally and ratably by such Lien with such secured Debt; provided, however, that this restriction will not apply to:

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  Liens existing on the date of the indenture or Liens existing on property, capital stock or Debt of any Person at the time it becomes a Restricted Subsidiary;

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  any Lien existing on property when acquired, constructed or improved and which Lien (i) secured or provided for the payment of all or any part of the acquisition costs of the property or the cost of construction or improvement thereof and (ii) is created prior to, at the same time or within one year after, the completion of such acquisition, construction or improvement to the property, as the case may be;

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  Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

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  any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

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  Liens securing Debt of a Restricted Subsidiary owed to us or another Restricted Subsidiary;

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  Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or which are being contested in good faith by appropriate proceedings;

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  carriers', warehousemen's, materialmen's, repairmen's, mechanics', landlords' and other similar Liens arising in the ordinary course of business;

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  Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

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  Liens on property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens under this bullet point in the aggregate would not (even if enforced) cause a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Edwards and its Subsidiaries taken as a whole;

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  Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted under the covenant "—Limitations on Sale and Leaseback Transactions" set forth below;

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  Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

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  Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States, and (ii) such deposit account is not intended by us or any Subsidiary to provide collateral to the depository institution;

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  Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords' liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of our business and which do not, in our opinion, materially detract from the value of such properties; and

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  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in the bullets set forth above, inclusive of any Lien existing at the date of the indenture; provided that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and such obligation is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs).

        The indenture further provides that we and any Restricted Subsidiary may, without securing the debt securities, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions; provided that, if after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) plus the aggregate amount of Attributable Debt outstanding in respect of sale and leaseback transactions entered into pursuant to the fourth bullet under "—Limitations on Sale and Leaseback Transactions" below, does not exceed 15% of Consolidated Net Tangible Assets as stated on Edwards' most recent publicly available consolidated balance sheet preceding the date of determination.

Limitations on Sale and Leaseback Transactions

        We will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Restricted Property, except a lease for a period (including extensions or renewals at our option or the option of a Restricted Subsidiary) of three years or less. Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

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  the lease is between us and a Restricted Subsidiary or between Restricted Subsidiaries;

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  we or such Restricted Subsidiary would, at the time of entering into such sale and leaseback transaction, be entitled pursuant to the provisions described in the fourteen bullet points above under "—Limitations on Liens" to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the debt securities;

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  we or any of our Restricted Subsidiaries, during the 270 days following the effective date of the sale and leaseback transaction, apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that we or our Restricted Subsidiary lease in the transaction to the voluntary retirement of the debt securities or other Debt of ours or that of any Restricted Subsidiary, provided that such Debt (i) ranks pari passu or senior to the debt securities under the indenture and (ii) by its terms matures at or is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of the creation of such Debt; or

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  the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions involving Restricted Property (other than sale and leaseback transactions as are permitted in the bullets above), plus the aggregate principal amount of Debt secured by Liens on Restricted Property then outstanding incurred pursuant to the last paragraph under "—Limitations on Liens" above, would not exceed 15% of Consolidated Net Tangible Assets as stated on Edwards' most recent publicly available consolidated balance sheet preceding the date of determination.

Certain Definitions

        Set forth below are certain of the defined terms used in the indenture.

        "Attributable Debt" means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other items deductible from the gross book value of specific asset amounts) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on Edwards' most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with generally accepted accounting principles.

        "Debt" means any and all of the obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date the Debt is to be determined.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.

        "Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.

        "Restricted Property" means, as to any particular series of notes, any manufacturing facility or plant owned, or leased, by Edwards or a Restricted Subsidiary and located within the United States, including Puerto Rico, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 1% of Consolidated Net Tangible Assets as stated on Edwards' most recent publicly available consolidated balance sheet preceding the date of determination, other than any such manufacturing facility or plant which the board of directors reasonably determines is not material to the operation of Edwards' business and its Subsidiaries, taken as a whole.

        "Restricted Subsidiary" means a Subsidiary (as defined below) (i) which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the U.S. federal securities laws or (ii) which owns a Restricted Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having the power to vote in the election of directors, managers or trustees thereof is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries herein shall refer to our Subsidiaries.

        "United States" means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

Consolidation, Merger and Sale of Assets

        The indenture generally provides that we may not consolidate with or merge into, or directly or indirectly sell, transfer or convey, including by lease, all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to another entity, unless: (i) the resulting, surviving or transferee entity (A) is a corporation, limited liability corporation, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia, and (B) assumes by a supplemental indenture all our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture.

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

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  default for 30 days in the payment of any sinking fund installment on the debt securities of that series;

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  default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

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  the occurrence with respect to any of our debt in an aggregate principal amount of $75,000,000 or more of (i) an event of default that results in that debt becoming due and payable prior to its scheduled maturity (after giving effect to any applicable grace period) or (ii) the failure to make any payment when due (including any applicable grace period), which results in the acceleration of the maturity of that debt, in each case without the acceleration having been rescinded, annulled or otherwise cured;

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  certain events of bankruptcy, insolvency or reorganization of Edwards; and

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  any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that event of default in its own name as trustee under the indenture;

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  such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with the request;

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  the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

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  no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

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  to add guarantees with respect to debt securities of a series or secure debt securities of a series;

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  to surrender any of our rights or powers under the indenture;

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  to add covenants or events of default for the benefit of the holders of any series of debt securities;

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  to secure the debt securities;

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  to comply with the applicable rules or procedures of any applicable depositary;

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  to cure any ambiguity, defect or inconsistency, as described in an officer's certificate delivered pursuant to the indenture;

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  to comply with the provisions of the indenture concerning consolidations, mergers and transfers of all or substantially all of our assets;

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  to provide for uncertificated securities in addition to or in place of certificated securities;

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  to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;

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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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  to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

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  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

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  for certain other reasons set forth in any prospectus supplement.

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;

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  reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

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  reduce the principal amount of discount securities of that series payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

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  waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture

        The indenture shall cease to be of further effect with respect to a series of debt securities when either:

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  we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

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  all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

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  we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

        In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officers' certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.

Defeasance

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may be released from our obligations with respect to the debt securities of a series under the restrictions described under "Certain Covenants—Limitations on Liens," "Certain Covenants—Limitations on Sale and Leaseback Transactions" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement and supplemental indenture; and

  •
  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

  •
  delivering to the trustee an opinion of counsel and an officer's certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law

        The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Concerning our Relationship with the Trustee

        Wells Fargo Bank, National Association will act as trustee under the indenture. Wells Fargo Bank, National Association is a lender to us under our syndicated credit facility, and also provides from time to time other services to us in the ordinary course of business.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  if applicable, a discussion of any material federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

        The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities, or any combination thereof, as specified in the applicable prospectus supplement. The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity's, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

        If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

  •
  the price of the securities subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

  •
  whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder's obligations under the purchase contract;

  •
  any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

  •
  any provisions relating to any security provided for the purchase contracts;

  •
  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid or not;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

  •
  a discussion of certain United States federal income tax considerations applicable to the purchase contracts; and

  •
  any other terms of the purchase contracts and any securities subject to such purchase contracts.

 DESCRIPTION OF UNITS

        We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

        Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

        The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

  •
  the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

 PLAN OF DISTRIBUTION

        We may sell the securities registered hereunder from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to those prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

 LEGAL MATTERS

        Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by O'Melveny & Myers LLP.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Edwards Lifesciences Corporation for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$	*
Trustee's fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*
Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

        Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation eliminates such personal liability of our directors under such terms.

        Our certificate of incorporation requires us to provide indemnification to each person who serves as an officer or director, and each person who serves or may have served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from any liability incurred as a result of such service to the fullest extent permitted by the DGCL, and we may advance such person's related expenses, to the fullest extent permitted by the DGCL.

        In addition, we have entered into indemnification agreements with each of our directors and executive officers, and we maintain directors' and officers' liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 16.    Exhibits.

        A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, California, on the 6th day of September, 2013.

EDWARDS LIFESCIENCES CORPORATION
By:	/s/ MICHAEL A. MUSSALLEM Michael A. Mussallem Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Michael A. Mussallem, Thomas M. Abate, Aimee S. Weisner and Denise E. Botticelli, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL A. MUSSALLEM Michael A. Mussallem	Chairman and Chief Executive Officer (Principal Executive Officer)	September 6, 2013
/s/ THOMAS M. ABATE Thomas M. Abate	Corporate Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 6, 2013
/s/ MIKE R. BOWLIN Mike R. Bowlin	Director	September 6, 2013

Signature	Title	Date

/s/ JOHN T. CARDIS John T. Cardis	Director	September 6, 2013
/s/ ROBERT A. INGRAM Robert A. Ingram	Director	September 6, 2013
/s/ WILLIAM J. LINK, PH.D. William J. Link, Ph.D.	Director	September 6, 2013
/s/ BARBARA J. MCNEIL, M.D., PH.D. Barbara J. McNeil, M.D., Ph.D.	Director	September 6, 2013
/s/ DAVID E.I. PYOTT David E.I. Pyott	Director	September 6, 2013
/s/ WESLEY W. VON SCHACK Wesley W. von Schack	Director	September 6, 2013

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

4.1		Amended and Restated Certificate of Incorporation of Edwards Lifesciences Corporation ("Edwards") dated May 16, 2013 (incorporated by reference to Exhibit 3.1 in Edwards' Form 8-K dated May 17, 2013)

4.2		Bylaws of Edwards (incorporated by reference to Exhibit 3.2 in Edwards' Form 8-K dated May 17, 2013)

4.3		Specimen Form of Certificate Representing the Common Stock of Edwards (incorporated by reference to Exhibit 4.1 in Edwards' Registration Statement on Form 10 (File No. 001-15525))

4.4	*	Form of Certificate of Designation of Preferred Stock

4.5		Indenture, dated as of September 6, 2013, between Edwards and Wells Fargo Bank, National Association, as trustee.

4.6	*	Form of Global Note

4.7	*	Form of Warrant Agreement and Warrant Certificate

4.8	*	Form of Deposit Agreement

4.9	*	Form of Purchase Contract

4.10	*	Form of Unit Agreement and Unit Certificate

5.1		Opinion of O'Melveny & Myers LLP

12.1		Calculation of Ratio of Earnings to Fixed Charges

23.1		Consent of PricewaterhouseCoopers LLP

23.2		Consent of O'Melveny & Myers LLP (included in Exhibit 5.1 filed herewith)

24.1		Power of Attorney (included on signature page hereto)

25.1		Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture

*
To be filed either by amendment or as an exhibit to a document to be incorporated by reference in this registration statement.